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                                                                   Exhibit 5.2


                      [Shearman & Sterling LLP Letterhead]

                                  March 8, 2005


RPM International Inc.
2628 Pearl Road
P.O. Box 777
Medina, Ohio 44258


                             RPM International Inc.


Ladies and Gentlemen:

         In connection with the registration statement on Form S-4 (the "Registration Statement") of RPM International Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's offer to exchange all of its outstanding 4.45% Senior Notes due 2009 (the "Initial Notes") for new 4.45% Senior Notes due 2009 (the "Exchange Notes"), you have asked us to provide you with our opinion under the law of the State of New York as to the enforceability of the Exchange Notes. The Initial Notes were issued pursuant to an indenture, dated as of September 30, 2004 (the "Indenture"), between the Company and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

         In that connection, we have reviewed the originals, or copies identified to our satisfaction, of the Indenture, the Registration Statement, and such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies. We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company; that the Indenture and the Exchange Notes are the legal, valid and binding obligations of each party thereto other than the Company, enforceable against each such party in accordance with its terms; and that the Indenture and the Exchange Notes will be governed by and construed in accordance with the law of the State of New York. We also have assumed that the execution, delivery and performance by the Company of the Indenture and the Exchange Notes will not
(a) contravene the certificate of incorporation or bylaws of the Company, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any




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agreement or document binding on the Company, and that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of the Exchange Notes or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is in full force and effect.

         Our opinion set forth below is limited to the law of the State of New York, and we do not express any opinion herein concerning any other law.

         Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that, when duly executed by the Company and when authenticated by the Trustee upon exchange for the Initial Notes in accordance with their terms and the terms of the Indenture, the Exchange Notes will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

         Our opinion expressed above is subject to:

         (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers); and

         (b) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

         We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Matters." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                          Very truly yours,

                                          /s/ Shearman & Sterling LLP

                                          Shearman & Sterling LLP

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